UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
July 14, 2006

Date of Report
(Date of earliest event reported)
Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425

(State or other	(Commission	(IRS Employer Identification No.)
jurisdiction	File Number)
of incorporation)
1800 Robert Fulton Drive, Suite 300, Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)
(703) 871-2100
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective July 14, 2006, Access National Corporation (the “Corporation”) amended and restated its Articles of Incorporation. The amendment and restatement amends Article III, Section 1 of the Articles of Incorporation to reflect a change in par value from $1.67 to $0.835 per share. A copy of the Corporation’s Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1.
Item 8.01 Other Events.
     Attached as Exhibits 10.10 and 10.11 are forms of warrant agreements relating to stock purchase warrants previously issued by Access National Bank (the “Bank”). These stock purchase warrants were converted into stock purchase warrants for Corporation common stock in connection with the Bank’s 2002 reorganization under a holding company structure pursuant to which the Bank became a wholly-owned subsidiary of the Corporation.
Item 9.01 Financial Statements and Exhibits.

(a)	—	Not applicable.

(b)	—	Not applicable.

(c)	—	Not applicable.

(d)		Exhibits.

		Exhibit 3.1	Amended and Restated Articles of Incorporation of Access National Corporation (effective July 14, 2006).

		Exhibit 10.10	Form of Warrant Agreement Issued to Organizing Shareholders.

		Exhibit 10.11	Form of Warrant Agreement Issued in Connection with the Acquisition of Access National Mortgage Corporation.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date: July 17, 2006	By:	/s/ Michael W. Clarke

Name: Michael W. Clarke
Title: President & Chief Executive Officer